Exhibit 1(m)

BLACKROCK LARGE CAP SERIES FUNDS, INC.

ARTICLES SUPPLEMENTARY

BLACKROCK LARGE CAP SERIES FUNDS, INC., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of the State of Maryland that:

FIRST: The Corporation is registered as an open-end company under the Investment Company Act of 1940, as amended, with the authority to issue Five Billion Six Hundred Fifty Million (5,650,000,000) shares of capital stock as follows:

Series and Classes	Number of Authorized Shares
BlackRock Advantage Large Cap Core Fund
Institutional Common Stock	400,000,000
Investor A Common Stock	300,000,000
Investor B Common Stock	200,000,000
Investor C Common Stock	400,000,000
Class R Common Stock	200,000,000
Service Common Stock	50,000,000
BlackRock Large Cap Focus Growth Fund
Institutional Common Stock	100,000,000
Investor A Common Stock	100,000,000
Investor B Common Stock	200,000,000
Investor C Common Stock	100,000,000
Class R Common Stock	200,000,000
Service Common Stock	50,000,000
BlackRock Advantage Large Cap Value Fund
Institutional Common Stock	400,000,000
Investor A Common Stock	400,000,000
Investor B Common Stock	200,000,000
Investor C Common Stock	400,000,000
Class R Common Stock	200,000,000
Service Common Stock	50,000,000
BlackRock Large Cap Core Retirement Portfolio
Class K Common Stock	200,000,000
BlackRock Large Cap Growth Retirement Portfolio
Class K Common Stock	200,000,000
BlackRock Advantage Large Cap Value Retirement Fund
Class K Common Stock	200,000,000
BlackRock Event Driven Equity Fund
Institutional Common Stock	400,000,000
Investor A Common Stock	300,000,000
Investor C Common Stock	400,000,000
Total:	5,650,000,000

All shares of all classes of the capital stock of the Corporation have a par value of Ten Cents ($0.10) per share and an aggregate par value of Five Hundred Sixty-Five Million Dollars ($565,000,000).

SECOND: Pursuant to authority expressly vested in the Board of Directors of the Corporation by Section 2-105(c) of the Maryland General Corporation Law and the Corporation’s charter, the Board of Directors hereby increases the total number of authorized shares of capital stock of each of BlackRock Advantage Large Cap Core Fund, BlackRock Advantage Large Cap Value Fund and BlackRock Large Cap Focus Growth Fund, each a series of the Corporation, by Two Billion (2,000,000,000) and designates such newly authorized shares as Class K Common Stock.

THIRD: After the increase in the number of authorized shares, the Corporation will have the authority to issue Eleven Billion Six Hundred Fifty Million (11,650,000,000) shares of capital stock as follows:

Series and Classes	Number of Authorized Shares
BlackRock Advantage Large Cap Core Fund
Institutional Common Stock	400,000,000
Investor A Common Stock	300,000,000
Investor B Common Stock	200,000,000
Investor C Common Stock	400,000,000
Class R Common Stock	200,000,000
Service Common Stock	50,000,000
Class K Common Stock	2,000,000,000
BlackRock Large Cap Focus Growth Fund
Institutional Common Stock	100,000,000
Investor A Common Stock	100,000,000
Investor B Common Stock	200,000,000
Investor C Common Stock	100,000,000
Class R Common Stock	200,000,000
Service Common Stock	50,000,000
Class K Common Stock	2,000,000,000
BlackRock Advantage Large Cap Value Fund
Institutional Common Stock	400,000,000
Investor A Common Stock	400,000,000
Investor B Common Stock	200,000,000
Investor C Common Stock	400,000,000
Class R Common Stock	200,000,000
Service Common Stock	50,000,000

Series and Classes	Number of Authorized Shares
Class K Common Stock	2,000,000,000
BlackRock Large Cap Core Retirement Portfolio
Class K Common Stock	200,000,000
BlackRock Large Cap Growth Retirement Portfolio
Class K Common Stock	200,000,000
BlackRock Advantage Large Cap Value Retirement Fund
Class K Common Stock	200,000,000
BlackRock Event Driven Equity Fund
Institutional Common Stock	400,000,000
Investor A Common Stock	300,000,000
Investor C Common Stock	400,000,000
Total:	11,650,000,000

All shares of capital stock of the Corporation will have a par value of Ten Cents ($0.10) per share and an aggregate par value of One Billion One Hundred Sixty-Five Million Dollars ($1,165,000,000).

FOURTH: All of the shares of the Corporation’s capital stock continue to have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as currently set forth in the Corporation’s charter.

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IN WITNESS WHEREOF, BLACKROCK LARGE CAP SERIES FUNDS, INC. has caused these Articles Supplementary to be signed in its name and on its behalf by the person named below who acknowledges that these Articles Supplementary are the act of the Corporation and that, as to all matters and facts required to be verified under oath and to the best of his knowledge, information and belief under the penalties of perjury, the matters and facts set forth herein are true in all material respects, as of this 25th day of January 2018.

ATTEST:	BLACKROCK LARGE CAP SERIES FUNDS, INC.

/s/ Benjamin Archibald	By:	/s/ John M. Perlowski
Benjamin Archibald		John M. Perlowski
Secretary		President and Chief Executive Officer

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